UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2021
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500
Dallas	Texas	75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 16, 2021, Fiesta Restaurant Group, Inc. (the "Company"), YTC Enterprises, LLC (the "Buyer") and Yadav Enterprises, Inc. ("Yadav Enterprises") entered into an Amendment to Stock Purchase Agreement (the "Amendment") which amends the Stock Purchase Agreement (as amended, the "Purchase Agreement") dated as of July 1, 2021 among the Company, the Buyer and Yadav Enterprises. The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 16, 2021, the Company completed the previously announced sale of its Taco Cabana restaurant business through the sale of all of the outstanding capital stock of Taco Cabana, Inc., the parent company of the Taco Cabana business (the "Transaction") to the Buyer and Yadav Enterprises for a cash purchase price of $85.0 million, subject to reduction for (i) closing adjustments of approximately $4.55 million related to maintenance and repair work at the Taco Cabana restaurants and landscaping restoration as a result of Winter Storm Uri, and (ii) certain other working capital adjustments as set forth in the Purchase Agreement (as amended by the Amendment). The terms of the Transaction are set forth in the Purchase Agreement which is attached as Exhibit 2.1 to the Form 8-K filed by the Company on July 7, 2021 and is incorporated by reference herein.

The unaudited pro forma financial information of the Company giving effect to the Transaction, together with the related notes thereto, is attached hereto as Exhibit 99.1.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On August 16, 2021, the Company used the net proceeds of the Transaction to fully repay the Company's outstanding term loan borrowings of approximately $74.6 million as required under its Credit Agreement dated as of November 23, 2020 among the Company, Fortress Credit Corp., as administrative agent and collateral agent, and the lenders party thereto, and to pay Transaction fees and a loan prepayment premium of approximately $4.2 million which is comprised of a loan prepayment fee of 3% of the principal repaid of $2.2 million and certain divestiture transaction fees of approximately $2.0 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(b) Pro Forma Financial Information
The unaudited pro forma consolidated financial information of Fiesta Restaurant Group, Inc. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
(d) Exhibits
10.1    Amendment to Stock Purchase Agreement dated as of August 16, 2021 among Fiesta Restaurant Group, Inc., YTC Enterprises, LLC and Yadav Enterprises, Inc.
99.1 Unaudited Pro Forma Consolidated Financial Information of Fiesta Restaurant Group, Inc.
104 Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: August 20, 2021
By: /s/ Dirk Montgomery
Name: Dirk Montgomery
Title: Senior Vice President, Chief Financial Officer and Treasurer